UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2021

Flexion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36287	26-1388364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Mall Road, Suite 301 Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 305-7777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FLXN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on October 11, 2021, Flexion Therapeutics, Inc., a Delaware corporation (“Flexion” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pacira BioSciences, Inc., a Delaware corporation (“Pacira”), and Oyster Acquisition Company Inc., a Delaware corporation and wholly owned subsidiary of Pacira (“Purchaser”).

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the consummation of the Merger (as defined below), the Company and Wells Fargo Bank, National Association (the “Trustee”), entered into a First Supplemental Indenture (the “Supplemental Indenture”), dated as of November 19, 2021, which amends and supplements the Indenture (the “Original Indenture” and, together with the Supplemental Indenture, the “Indenture”), dated as of May 2, 2017, by and between the Company and the Trustee, governing the Company’s 3.375% Convertible Senior Notes due 2024 (the “Notes”), of which $201.3 million aggregate principal amount was outstanding as of September 30, 2021.

The Supplemental Indenture provides that, among other things, at and after the Effective Time (as defined below), (a) the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the number of units of Reference Property (as defined in the Indenture) that a holder of a number of Shares (as defined below) equal to the Conversion Rate (as defined in the Indenture) immediately prior to the Merger would have owned or been entitled to receive upon such Merger, and (b) a “unit of Reference Property” shall mean $8.50 per Share, in cash, plus one (1) CVR (as defined below), subject to certain adjustments set forth in the Supplemental Indenture with respect to the date of any such conversions.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Original Indenture, which is included as Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on May 7, 2017, and is incorporated into this Item 1.01 by reference, and the full text of the Supplemental Indenture, which is included as Exhibit 4.1 hereto and incorporated into this Item 1.01 by reference.

The disclosure contained in Item 2.01 below is incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement.

In connection with the consummation of the Merger, on November 19, 2021, all amounts outstanding under the Amended and Restated Credit and Security Agreement, dated as of August 2, 2019, by and among the Company and Silicon Valley Bank, as collateral agent and administrative agent, and as a lender, Midcap Financial Trust, as a lender, and the other lenders from time to time party thereto (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”) were repaid in full and the Credit Agreement was terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, pursuant to the Merger Agreement, on October 22, 2021, Purchaser commenced a tender offer to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Shares”), at an offer price of (i) $8.50 per Share, in cash, net of applicable withholding taxes and without interest (the “Cash Amount”), plus (ii) one contingent value right per Share (each, a “CVR”), which will represent the right to receive one or more contingent payments of up to $8.00 per Share in the aggregate, in cash, net of applicable withholding taxes and without interest, upon the achievement of specified milestones on or prior to December 31, 2030, pursuant to the terms of that certain Contingent Value Right Agreement, dated as of November 19, 2021, by and between Pacira and American Stock Transfer & Trust Company, LLC, as rights agent (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 22, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, constitute the “Offer”).

On November 19, 2021, Pacira announced that the offering period of the Offer had expired at one minute following 11:59 p.m., Eastern Time, on November 18, 2021 (the “Expiration Time”), and that as of such time, based on the information provided by the depositary for the Offer, 26,026,307 Shares were validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time, representing approximately 51.7% of the outstanding Shares as of such time, which Shares were sufficient to have met the minimum condition of the Offer and to enable the Merger to occur under Delaware law without a meeting of the Company’s stockholders and without a vote of the Company’s stockholders. In addition, the depositary for the Offer also advised Purchaser that, as of such time, notices of guaranteed delivery had been received for 9,526,961 Shares, representing approximately 18.9% of the outstanding Shares as of such time. All conditions to the Offer having been satisfied, Purchaser subsequently accepted for payment all Shares validly tendered and not validly withdrawn prior to the Expiration Time, and will promptly pay for such Shares in accordance with the terms of the Offer.

Following the completion of the Offer, on November 19, 2021, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser merged with and into the Company with the Company surviving as a wholly owned subsidiary of Pacira (the “Merger”). At the effective time of the Merger (the “Effective Time”), Shares that were not purchased pursuant to the Offer (other than Shares held (i) by the Company or its subsidiaries (including Shares held in the Company’s treasury), (ii) by Pacira, Purchaser, any other direct or indirect wholly owned subsidiary of Pacira, or (iii) by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under the DGCL) were converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any withholding of taxes required by applicable legal requirements.

Pursuant to the Merger Agreement, each of the Company’s stock options (the “Company Options”) that was outstanding as of immediately prior to the Effective Time was accelerated and became fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time.

Each Company Option that had an exercise price that was less than the Cash Amount (each, an “In-the-Money Option”) that was outstanding and unexercised as of immediately prior to the Effective Time has been cancelled and converted into the right to receive (a) cash in an amount equal to the product of (i) the total number of Shares subject to such In-the-Money Option multiplied by (ii) the excess (if any), of (x) the Cash Amount over (y) the exercise price payable per Share under such In-the-Money Option, and (b) one CVR for each Share subject to such In-the-Money Option, net of applicable withholding taxes.

Each Company Option that had an exercise price equal to, or greater than, the Cash Amount and less than $9.12, the closing price per Share on the Nasdaq Global Market on November 18, 2021 (the “Option Reference Price” and such Company Option, an “Out-of-the-Money Option”) that was outstanding and unexercised as of immediately prior to the Effective Time has been cancelled and converted into the right to receive from time to time upon the achievement of specified milestones, described in further detail in the Offer to Purchase and the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 related to the Offer, a cash payment, if any, equal to (a) the product of (i) the total number of Shares subject to such Out-of-the-Money Option multiplied by (ii) the amount, if any, by which (x) the Cash Amount plus the applicable milestone payment plus any milestone payments previously earned exceeds (y) the exercise price payable per Share under such Out-of-the-Money Option minus (b) the gross amount previously paid with respect to such Out-of-the-Money Option, net of applicable withholding taxes.

Any Company Option that had an exercise price equal to, or greater than, the Option Reference Price has been canceled for no consideration.

Each Share subject to or otherwise deliverable in connection with restricted stock unit awards granted, including, for the avoidance of doubt, any performance-based restricted stock unit awards (a “Company RSU”) that was outstanding as of immediately prior to the Effective Time was accelerated and became fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time, and has been cancelled and converted into the right to receive (a) cash in an amount equal to the product of (i) the total number of Shares issuable in settlement of such Company RSU multiplied by (ii) the Cash Amount and (b) one CVR for each Share issuable in settlement of such Company RSU, net of applicable withholding taxes.

The total consideration paid for the Shares in the Offer and the Merger, including the amounts estimated to repay certain indebtedness of the Company, was approximately $734.3 million (after giving effect to payments received pursuant to the exercise of Company Options). These amounts exclude (i) fees and expenses related to the Offer and the Merger, (ii) any Company cash and cash equivalents assumed by Pacira and (iii) any potential CVR payments, if any. Pacira provided Purchaser with sufficient funds to purchase all Shares accepted for payment in the offering period of the Offer and all Shares purchased in the Merger via Pacira’s cash or other liquid financial resources.

The foregoing description of the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on October 12, 2021, and is incorporated herein by reference.

The disclosure contained under the Introductory Note above is incorporated herein by reference.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure contained under the Introductory Note and in Items 1.01, 1.02 and 2.01 above is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 19, 2021, the Company notified the Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger, and requested that Nasdaq (i) suspend trading of the Shares as of the close of business on November 19, 2021 and (ii) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of the Shares from Nasdaq and to deregister the Shares under Section 12(b) of the Exchange Act. In addition, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

The disclosure contained under the Introductory Note and in Item 2.01 above is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure contained under the Introductory Note and in Items 2.01 and 3.01 above and in Items 5.01 and 5.03 below is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The disclosure contained under the Introductory Note and in Item 2.01 above and in Items 5.02 and 5.03 below is incorporated herein by reference.

As a result of the consummation of the Offer and the Merger pursuant to Section 251(h) of the DGCL, on November 19, 2021, a change in control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Pacira.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective immediately after the Effective Time, each of Michael D. Clayman, M.D., Elizabeth Kwo, M.D., Ann Merrifield, Scott A. Canute, Samuel D. Colella, Mark P. Stejbach, Heath Lukatch, Ph.D., Patrick J. Mahaffy, Alan W. Milinazzo and Utpal Koppikar ceased serving as a member of the board of directors of the Company and each committee thereof and each of Michael D. Clayman, M.D., William T. Andrews, M.D., Frederick Driscoll, Melissa Layman, Mark S. Levine, Adam Muzikant, Kerry Wentworth and Christina Willwerth ceased serving as an officer of the Company.

Further, pursuant to the Merger Agreement and effective immediately after the Effective Time, Ronald J. Ellis, Jr., Charles A. Reinhart, III and Kristen Williams became the officers and directors of the surviving corporation. Information regarding the new officers and directors of the Company has been previously disclosed in the Tender Offer Statement on Schedule TO, filed by Pacira and Purchaser with the SEC on October 22, 2021 (together with the exhibits and annexes thereto and as amended or supplemented from time to time), and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, the amended and restated certificate of incorporation of the Company and the amended and restated bylaws of the Company were each amended and restated in its entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

2.1*	Agreement and Plan of Merger, dated as of October 11, 2021, by and among Flexion Therapeutics, Inc., Pacira BioSciences, Inc. and Oyster Acquisition Company Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2021).

3.1	Amended and Restated Certificate of Incorporation of Flexion Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Flexion Therapeutics, Inc.

4.1	First Supplemental Indenture, dated as of November 19, 2021, by and between Flexion Therapeutics, Inc. and Wells Fargo Bank, National Association, as trustee.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXION THERAPEUTICS, INC.
Dated: November 19, 2021
	By:	/s/ Kristen Williams
Kristen Williams
Secretary